EXHIBIT NO. 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated October 15, 2008 for MFS Floating Rate High Income Fund and March 18, 2009 for MFS High Income Fund, relating to the financial statements and financial highlights of MFS Floating Rate High Income Fund for the year ended August 31, 2008 and MFS High Income Fund for the year ended January 31, 2009, appearing in the Annual Reports on Form N-CSR of MFS Series Trust X and MFS Series Trust III in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of MFS High Income Fund.

We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” and “Representations and Warranties” (section 4 paragraphs 4.1(f) and 4.2(g) of the Form of Agreement and Plan of Reorganization) included in such combined Prospectus/Proxy and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts

April 6, 2009